Exhibit 9(ii) under Form N-1A


                                 AGREEMENT
                                    FOR
                             FUND ACCOUNTING,
                        SHAREHOLDER RECORDKEEPING,
                                    AND
                       CUSTODY SERVICES PROCUREMENT

  AGREEMENT made as of             , 1995, by and between Federated
Investment Portfolios ("FIP"), on behalf of its portfolio the Bond Index Portfolio ("Hub Fund"), and Federated Investment Trust ("FIT") on behalf of its portfolio Federated Bond Index Fund ("Spoke Fund") and its Classes, (collectively referred to herein as the "Funds"), having their principal office and place of business at Federated Investors Tower, Pittsburgh, PA 15222-3779, and FEDERATED SERVICES COMPANY, a Delaware business trust, having its principal office and place of business at Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779 (the "Company").
  WHEREAS, FIP is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), with authorized and issued beneficial interests ("Interests");
  WHEREAS, FIT is registered as an open-end management investment company under the 1940 Act with authorized and issued shares of beneficial interest ("Shareholder Interests");
  WHEREAS, the Spoke Fund invests all of its investable assets in the Interests of the Hub Fund which has the same investment objective as the Spoke Fund;
  WHEREAS, the Spoke Fund invests in the Hub Fund through Signature Financial Group, Inc.'s Hub and Spoke(R) master-feeder mutual fund investment system;
  WHEREAS, the Funds may desire to retain the Company to provide certain pricing and/or accounting and recordkeeping services for each of the Funds, and the Company is willing to furnish such services;
  WHEREAS, the Funds may desire to appoint the Company as their transfer agent, dividend disbursing agent, and agent in connection with certain other activities, and the Company desires to accept such appointment;
  WHEREAS, the Funds may desire to appoint the Company as their agent to select, negotiate and subcontract for custodian services from an approved list of qualified banks, and the Company desires to accept such appointment; and
  WHEREAS, from time to time the Funds may desire and may instruct the Company to subcontract for the performance of certain of its duties and responsibilities hereunder to another agent (the "Agent").
  NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
SECTION ONE: FUND ACCOUNTING.
ARTICLE 1. APPOINTMENT.
  The Funds hereby appoint the Company to provide certain pricing and/or accounting services to the Funds, for the period and on the terms set forth in this Agreement. The Company accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Article 4 of this Section.
ARTICLE 2. THE COMPANY'S DUTIES WITH REGARD TO THE HUB FUND.
  Subject to the supervision and control of the Hub Fund's Board of Trustees ("Hub Board"), the Company will assist the Hub Fund with regard to fund accounting for the Hub Fund, and in connection therewith undertakes to perform the following specific services;
  A. Value the Interests of the Hub Fund using: primarily, market quotations, including the use of matrix pricing, supplied by the independent pricing services selected by the Company in consultation with the adviser, or sources selected by the adviser, and reviewed by the Hub Board; secondarily, if a designated pricing service does not provide a price for a security which the Company believes should be available by market quotation, the Company may obtain a price by calling brokers designated by the investment adviser of the Hub
      Fund, or if the adviser does not supply the names of such brokers, the Company will attempt on its own to find brokers to price those securities; thirdly, for securities for which no market price is available, the Pricing Committee of the Hub Board will determine a fair value in good faith. Consistent with Rule 2a-4 of the 40 Act, estimates may be used where necessary or appropriate. The Company's obligations with regard to the prices received from outside pricing services and designated brokers or other outside sources, is to exercise reasonable care in the supervision of the pricing agent.
      The Company is not the guarantor of the securities prices received from such agents and the Company is not liable to the Hub Fund for potential errors in valuing the Hub Fund's Interests or calculating the net asset value of such Interests when the calculations are based upon such prices. All of the above sources of prices used as described are deemed by the Company to be authorized sources of security prices. The Company provides daily to the adviser the securities prices used in calculating the net asset value of the Hub Fund, for its use in preparing exception reports for those prices on which the adviser has comment. Further, upon receipt of the exception reports generated by the adviser, the Company diligently pursues communication regarding exception reports with the designated pricing agents.
  B. Determine the net asset value of the Interests of the Hub Fund, at the time and in the manner from time to time determined by the Hub Board and as set forth in the Hub Fund's Prospectus and Statement of Additional Information ("Prospectus");
  C.  Calculate the net income of the Hub Fund, if any;
  D. Calculate capital gains or losses of the Hub Fund resulting from the sale or disposition of Interests, if any;
  E. Maintain the general ledger and other accounts, books and financial records of the Hub Fund, as required under Section 31(a) of the 1940 Act and the Rules thereunder in connection with the services provided by the Company;
  F. Preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records to be maintained by Rule 31a-1 under the 1940 Act in connection with the services provided by the Company. The Company further agrees that all such records it maintains for the Hub Fund are the property of the Hub Fund and further agrees to surrender promptly to the Trust such records upon the Hub Fund's request;
  G. At the request of the Hub Fund, prepare various reports or other financial documents required by federal, state and other applicable laws and regulations; and
  H. Such other similar services as may be reasonably requested by the Hub Fund.

ARTICLE 3. THE COMPANY'S DUTIES WITH REGARD TO THE SPOKE FUND.
  Subject to the supervision and control of the Spoke Fund's Board of Trustees ("Spoke Board"), the Company will assist the Spoke Fund with regard to fund accounting for the Spoke Fund, and in connection therewith undertakes to perform the following specific services;
  A. Determine the net asset value of the Shareholder Interests of the Spoke Fund based upon the assets allocated to it by the Hub Fund, at the time and in the manner from time to time determined by the Board and as set forth in the Spoke Fund's Prospectus and Statement of Additional Information ("Prospectus");
  B.  Calculate the net income of the Spoke Fund, if any;
  C. Calculate capital gains or losses of the Spoke Fund resulting from sale or disposition of Shareholder Interests, if any;
  D. Maintain the general ledger and other accounts, books and financial records of the Spoke Fund, as required under Section 31(a) of the 1940 Act and the Rules thereunder in connection with the services provided by the Company;
  E. Preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records to be maintained by Rule 31a-1 under the 1940 Act in connection with the services provided by the Company. The Company further agrees that all such records it maintains for the Spoke Fund are the property of the Spoke Fund and further agrees to surrender promptly to the Spoke Fund such records upon the Spoke Fund's request;
  F. At the request of the Spoke Fund, prepare various reports or other financial documents required by federal, state and other applicable laws and regulations; and
  G. Such other similar services as may be reasonably requested by the Spoke Fund.

ARTICLE 4. COMPENSATION AND ALLOCATION OF EXPENSES.
  A. The Funds will compensate the Company for its services rendered pursuant to Section One of this Agreement in accordance with the fees agreed upon from time to time between the parties hereto. Such fees do not include out-of-pocket disbursements of the Company for which the Funds shall reimburse the Company upon receipt of a separate invoice. Out-of-pocket disbursements shall include, but shall not be limited to, the items agreed upon between the parties from time to time.
  B. The Funds, and not the Company, shall bear the cost of: custodial expenses; membership dues in the Investment Company Institute or any similar organization; transfer agency expenses; investment advisory expenses; costs of printing and mailing Prospectuses, reports and notices; administrative expenses; interest on borrowed money; brokerage commissions; taxes and fees payable to federal, state and other governmental agencies; fees of Trustees of the Funds; independent auditors expenses; legal and audit department expenses billed to Federated Services Company for work performed related to the Funds; law firm expenses; or other expenses not specified in this Article 4 which may be properly payable by the Funds.
  C. The compensation and out-of-pocket expenses shall be accrued by the Funds and shall be paid to the Company no less frequently than monthly, and shall be paid daily upon request of the Company. The Company will maintain detailed information about the compensation and out-of-pocket expenses by Fund.
  D. Any schedule of compensation agreed to hereunder, as may be adjusted from time to time, shall be dated and signed by a duly authorized officer of the Funds and a duly authorized officer of the Company.
  E. The fee for the period from the effective date of this Agreement with respect to the Funds to the end of the initial month shall be prorated according to the proportion that such period bears to the full month period. Upon any termination of this Agreement before the end of any month, the fee for such period shall be prorated according to the proportion which such period bears to the full month period. For purposes of determining fees payable to the Company, the value of the Funds' net Interests and Shareholder Interests shall be computed at the time and in the manner specified in the Funds' Prospectuses.
  F. The Company, in its sole discretion, may from time to time subcontract to, employ or associate itself with such person or persons as the Company may believe to be particularly suited to assist it in performing services under this Section One. Such person or persons may be third-party service providers, or they may be officers and employees who are employed by both the Company and the Funds. The compensation of such person or persons shall be paid by the Company and no obligation shall be incurred on behalf of the Funds in such respect.
SECTION TWO: INVESTOR AND SHAREHOLDER RECORDKEEPING.
ARTICLE 5. TERMS OF APPOINTMENT BY HUB FUND.
  Subject to the terms and conditions set forth in this Agreement, the Hub Fund hereby appoints the Company to act as, and the Company agrees to act as, transfer agent and dividend disbursing agent for the Interests of the investors of the Hub Fund ("Investor(s)").

ARTICLE 6 TERMS OF APPOINTMENT BY SPOKE FUND.
  Subject to the terms and conditions set forth in this Agreement, Spoke Fund hereby appoints the Company to act as, and the Company agrees to act as, transfer agent and dividend disbursing agent for the Spoke Fund's Shareholder Interests, and agent in connection with any accumulation, open-end account, or similar plans provided the shareholders of the Spoke Fund ("Shareholder(s)"), including without limitation, any periodic investment plan or periodic withdrawal.
ARTICLE 7.  PROPER INSTRUCTIONS.
  As used throughout this Agreement, a "Proper Instruction" means a writing signed or initialed by one or more person or persons as the Board shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved. Oral instructions will be deemed to be Proper Instructions if (a) the Company reasonably believes them to have been given by a person previously authorized in Proper Instructions to give such instructions with respect to the transaction involved, and (b) the Funds, and the Company promptly cause such oral instructions to be confirmed in writing. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Funds, and the Company are satisfied that such procedures afford adequate safeguards for the Funds' assets. Proper Instructions may only be amended in writing.
ARTICLE 8. DUTIES OF THE COMPANY WITH REGARD TO THE HUB FUND.
  The Company shall perform the following services in accordance with Proper Instructions as may be provided from time to time by the Hub Fund:
  A.  Purchases
      (1) The Company shall receive orders and payment for the initial purchase of and subsequent investments in Interests ("Purchases") and promptly deliver payment and appropriate documentation therefore to the custodian of the Hub Fund, (the "Custodian"). The Company shall notify the Hub Fund and the Custodian on a daily basis of the total amount of orders and payments so delivered.
      (2) Pursuant to purchase orders and in accordance with the Hub Fund's current Prospectus, the Company shall compute and issue the appropriate number of Interests of the Hub Fund and hold such Interests in the appropriate Investor accounts.
  B.  Distribution
      (1) Upon notification by the Hub Fund of the declaration of any distribution to Investors, the Company shall act as Dividend Disbursing Agent for the Hub Fund in accordance with the provisions of its governing document and the then-current Prospectus of the Hub Fund. The Company shall credit income, capital gain, or any other payments to Investors. As the Dividend Disbursing Agent, the Company shall, on or before the payment date of any such distribution, notify the Custodian of the estimated amount required to pay any portion of said distribution which is payable in cash and request the Custodian to make available sufficient funds for the cash amount to be paid out. The Company shall reconcile the amounts so requested and the amounts actually received with the Custodian on a daily basis. If an Investor is entitled to receive additional Interests by virtue of any such distribution or dividend, appropriate credits shall be made to the Investor's account;
           and
      (2) The Company shall maintain records of account for the Hub Fund and advise the Hub Fund and its Investors as to the foregoing.
  C.  Redemptions and Transfers
      (1) The Company shall receive redemption requests and redemption directions and, if such redemption requests comply with the procedures as may be described in the Hub Fund Prospectus or set forth in Proper Instructions, deliver the appropriate instructions therefor to the Custodian. The Company shall notify the Hub Fund on a daily basis of the total amount of redemption requests processed and monies paid to the Company by the Custodian for redemptions.
      (2) At the appropriate time upon receiving redemption proceeds from the Custodian with respect to any redemption, the Company shall pay or cause to be paid the redemption proceeds in the manner instructed by the redeeming Investors, pursuant to procedures described in the then-current Prospectus of the Hub Fund.
      (3) If any request for redemption does not comply with the procedures for redemption approved by the Hub Fund, the Company shall promptly notify the Investor of such fact, together with the reason therefor, and shall effect such redemption at the price applicable to the date and time of receipt of documents complying with said procedures.
       (4) The Company shall effect transfers of Interests by the registered Investor owners thereof.
  D.  Recordkeeping
      (1) The Company shall record the issuance of Interests of the Hub Fund, and maintain pursuant to applicable rules of the Securities and Exchange Commission ("SEC") a record of the total number of Interests of the Hub Fund which are authorized, based upon data provided to it by the Hub Fund, and issued and outstanding. The Company shall also provide the Hub Fund on a regular basis or upon reasonable request with the total number of Interests which are authorized and issued and outstanding, but shall have no obligation when recording the issuance of Interests, except as otherwise set forth herein, to monitor the issuance of such Interests or to take cognizance of any laws relating to the issue or sale of such Interests, which functions shall be the sole responsibility of the Hub Fund.
      (2) The Company shall establish and maintain records pursuant to applicable rules of the SEC relating to the services to be performed hereunder in the form and manner as agreed to by the Hub Fund to include a record for each Investor's account of the following:
           (a) Name, address and tax identification number (and whether such number has been certified);
           (b)  Number of Interests held;
           (c) Historical information regarding the account, including dividends paid and date and price for all transactions;
           (d)  Any stop or restraining order placed against the account;
           (e) Information with respect to withholding in the case of a foreign account or an account for which withholding is required by the Internal Revenue Code;
           (f) Any dividend reinvestment order, plan application, dividend address and correspondence relating to the current maintenance of the account;
           (g) Any information required in order for the Company to perform the calculations contemplated or required by this Agreement.
      (3) The Company shall preserve any such records required to be maintained pursuant to the rules of the SEC for the periods prescribed in said rules as specifically noted below. Such record retention shall be at the expense of the Company, and such records may be inspected by the Hub Fund at reasonable times. The Company may, at its option at any time, and shall forthwith upon the Hub Fund's demand, turn over to the Hub Fund and cease to retain in the Company's files, records and documents created and maintained by the Company pursuant to this Agreement, which are no longer needed by the Company in performance of its services or for its protection. If not so turned over to the Hub Fund, such records and documents will be retained by the Company for six years from the year of creation, during the first two of which such documents will be in readily accessible form. At the end of the six year period, such records and documents will either be turned over to the Hub Fund or destroyed in accordance with Proper Instructions.
  E.  Confirmations/Reports
      (1) The Company shall furnish to the Hub Fund periodically the following information:
           (a)  A copy of the transaction register;
           (b)  Dividend and reinvestment blotters;
           (c)  Investor lists and statistical information;
           (d) Payments to third parties relating to distribution agreements, allocations of sales loads, redemption fees, or other transaction or sales-related payments;
           (e) Such other information as may be agreed upon from time to time.
      (2) The Company shall prepare in the appropriate form, file with the Internal Revenue Service and appropriate state agencies, and, if required, mail to Investors, such notices for reporting dividends and distributions paid as are required to be so filed and mailed and shall withhold such sums as are required to be withheld under applicable federal and state income tax laws, rules and regulations.
      (2) In addition to and not in lieu of the services set forth above, the Company shall:
           (a) Perform all of the customary services of a transfer agent, dividend disbursing agent, including but not limited to: maintaining all Investor accounts, mailing Investor reports and Prospectuses to current Investors, withholding taxes on accounts subject to back-up or other withholding, preparing and filing appropriate forms required with respect to dividends and distributions by federal authorities for all Investors, preparing and mailing confirmation forms and statements of account to Investors for all purchases and redemptions of Interests and other conformable transactions in Investor accounts, preparing and mailing activity statements for Investors, and providing Investor account information.
  F.  Other Duties
      (1) The Company shall answer correspondence from Investors relating to their Interest accounts and such other correspondence as may from time to time be addressed to the Company;
      (2) The Company shall prepare Investor meeting lists, mail proxy cards and other material supplied to it by the Hub Fund in connection with Investor Meetings of the Hub Fund; receive, examine and tabulate returned proxies, and certify the vote of the Investors;
      (3) The Company shall establish and maintain facilities and procedures for safekeeping of, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such forms and devices.

ARTICLE 9. DUTIES OF THE COMPANY WITH REGARD TO THE SPOKE FUND.
  The Company shall perform the following services in accordance with Proper Instructions as may be provided from time to time by the Spoke Fund:
  A.  Purchases
      (1) The Company shall receive orders and payment for the purchase of Shareholder Interests and promptly deliver payment and appropriate documentation therefore to the custodian of the Spoke Fund, (the "Custodian"). The Company shall notify the Spoke Fund and the Custodian on a daily basis of the total amount of orders and payments so delivered.
      (2) Pursuant to purchase orders and in accordance with the Spoke Fund's current Prospectus, the Company shall compute and issue the appropriate number of Shareholder Interests of the Spoke Fund and hold such Shareholder Interests in the appropriate Shareholder accounts.
       (4) In the event that any check or other order for the purchase of Shareholder Interests of the Spoke Fund is returned unpaid for any reason, the Company shall debit the account of the Shareholder by the number of Shareholder Interests that had been credited to its account upon receipt of the order, promptly mail a debit advice to the Shareholder , and notify the Spoke Fund. In the event that the amount paid for such Shareholder Interests exceeds proceeds of the redemption of such Shareholder Interests plus the amount of any dividends paid with respect to such Shareholder Interests, the Spoke Fund or its distributor will reimburse the Company on the amount of such excess.
  B.  Distribution
      (1) Upon notification by the Spoke Fund of the declaration of any distribution to Shareholders, the Company shall act as Dividend Disbursing Agent for the Spoke Fund in accordance with the provisions of its governing document and the then-current Prospectus of the Spoke Fund. The Company shall credit income, capital gain, or any other payments to Shareholders. As the Dividend Disbursing Agent, the Company shall, on or before the payment date of any such distribution, notify the Custodian of the estimated amount required to pay any portion of said distribution which is payable in cash and request the Custodian to make available sufficient funds for the cash amount to be paid out. The Company shall reconcile the amounts so requested and the amounts actually received with the Custodian on a daily basis. If a Shareholder is entitled to receive additional Shareholder Interests by virtue of any such distribution or dividend, appropriate credits shall be made to the Shareholder's account; and
      (2)  The Company shall maintain records of account for the Spoke
           Fund and advise the Spoke Fund and its Shareholders as to the foregoing.
  C.  Redemptions and Transfers
      (1) The Company shall receive redemption requests and redemption directions and, if such redemption requests comply with the procedures as may be described in the Spoke Fund Prospectus or set forth in Proper Instructions, deliver the appropriate instructions therefor to the Custodian. The Company shall notify the Spoke Fund on a daily basis of the total amount of redemption requests processed and monies paid to the Company by the Custodian for redemptions.
      (2) At the appropriate time upon receiving redemption proceeds from the Custodian with respect to any redemption, the Company shall pay or cause to be paid the redemption proceeds in the manner instructed by the redeeming Shareholders, pursuant to procedures described in the then-current Prospectus of the Spoke Fund.
      (3) The Company shall effect transfers of Shareholder Interests by the registered Shareholder owners thereof.
      (4) If any request for redemption does not comply with the procedures for redemption approved by the Spoke Fund, the Company shall promptly notify the Shareholder of such fact, together with the reason therefor, and shall effect such redemption at the price applicable to the date and time of receipt of documents complying with said procedures.
      (5) The Company shall identify and process abandoned accounts and uncashed checks for state escheat requirements on an annual basis and report such actions to the Spoke Fund.

  D.  Recordkeeping
      (1) The Company shall record the issuance of Shareholder Interests of the Spoke Fund, and maintain pursuant to applicable rules of the Securities and Exchange Commission ("SEC") a record of the total number of Shareholder Interests of the Spoke Fund which are authorized, based upon data provided to it by the Spoke Fund, and issued and outstanding. The Company shall also provide the Spoke Fund on a regular basis or upon reasonable request with the total number of Shareholder Interests which are authorized and issued and outstanding, but shall have no obligation when recording the issuance of Shareholder Interests, except as otherwise set forth herein, to monitor the issuance of such Shareholder Interests or to take cognizance of any laws relating to the issue or sale of such Shareholder Interests, which functions shall be the sole responsibility of the Spoke Fund.
      (2) The Company shall establish and maintain records pursuant to applicable rules of the SEC relating to the services to be performed hereunder in the form and manner as agreed to by the Spoke Fund to include a record for each Shareholder 's account of the following:
           (a) Name, address and tax identification number (and whether such number has been certified);
           (b)  Number of Shareholder Interests held;
           (c) Historical information regarding the account, including dividends paid and date and price for all transactions;
           (d)  Any stop or restraining order placed against the account;
           (e) Information with respect to withholding in the case of a foreign account or an account for which withholding is required by the Internal Revenue Code;
           (f) Any dividend reinvestment order, plan application, dividend address and correspondence relating to the current maintenance of the account;
            (g) Any information required in order for the Company to
                perform the calculations contemplated or required by this Agreement.
      (3) The Company shall preserve any such records required to be maintained pursuant to the rules of the SEC for the periods prescribed in said rules as specifically noted below. Such record retention shall be at the expense of the Company, and such records may be inspected by the Spoke Fund at reasonable times. The Company may, at its option at any time, and shall forthwith upon the Spoke Fund's demand, turn over to the Spoke Fund and cease to retain in the Company's files, records and documents created and maintained by the Company pursuant to this Agreement, which are no longer needed by the Company in performance of its services or for its protection. If not so turned over to the Spoke Fund, such records and documents will be retained by the Company for six years from the year of creation, during the first two of which such documents will be in readily accessible form. At the end of the six year period, such records and documents will either be turned over to the Spoke Fund or destroyed in accordance with Proper Instructions.
  E.  Confirmations/Reports
      (1) The Company shall furnish to the Spoke Fund periodically the following information:
           (a)  A copy of the transaction register;
           (b)  Dividend and reinvestment blotters;
           (c)  Shareholder lists and statistical information;
           (d) Payments to third parties relating to distribution agreements, allocations of sales loads, redemption fees, or other transaction- or sales-related payments;
           (e) Such other information as may be agreed upon from time to time.
      (2) The Company shall prepare in the appropriate form, file with the Internal Revenue Service and appropriate state agencies, and, if required, mail to Shareholders, such notices for reporting dividends and distributions paid as are required to be so filed and mailed and shall withhold such sums as are required to be withheld under applicable federal and state income tax laws, rules and regulations.
      (3) In addition to and not in lieu of the services set forth above, the Company shall:
           (a) Perform all of the customary services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to: maintaining all Shareholder accounts, mailing Shareholder reports and Prospectuses to current Shareholders, withholding taxes on accounts subject to back-up or other withholding (including non-resident alien accounts), preparing and filing reports on U.S. Treasury Department Form 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shareholder Interests and other conformable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information; and
           (b) provide a system which will enable the Fund to monitor the total number of Shareholder Interests of the Spoke Fund sold in each state ("blue sky reporting"). The Spoke Fund shall by Proper Instructions (i) identify to the Company those transactions and assets to be treated as exempt from the blue sky reporting for each state and (ii) verify the classification of transactions for each state on the system prior to activation and thereafter monitor the daily activity for each state. The responsibility of the Company for the Spoke Fund's state blue sky registration status is limited solely to the recording of the initial classification of transactions or accounts with regard to blue sky compliance and the reporting of such transactions and accounts to the Spoke Fund as provided above.

  F.  Other Duties
      (1) The Company shall answer correspondence from Shareholder s relating to their Shareholder Interest accounts and such other correspondence as may from time to time be addressed to the Company;
      (2) The Company shall prepare Shareholder meeting lists, mail proxy cards and other material supplied to it by the Spoke Fund in connection with Shareholder Meetings of the Spoke Fund; receive, examine and tabulate returned proxies, and certify the vote of the Shareholder s;
      (3) The Company shall establish and maintain facilities and procedures for safekeeping of, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.


ARTICLE 10. DUTIES OF THE HUB FUND.
  A.  Compliance
      The Hub Fund assumes full responsibility for the preparation, contents and distribution of its own Prospectus and for complying with all applicable requirements the 1940 Act and any laws, rules and regulations of government authorities having jurisdiction.


  B.  Distributions
      The Hub Fund shall promptly inform the Company of the declaration of any dividend or distribution on account of any of the Hub Fund's Interests.
ARTICLE 11. DUTIES OF THE SPOKE FUND.
  A.  Compliance
      The Spoke Fund assumes full responsibility for the preparation, contents and distribution of its own Prospectus and for complying with all applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), the 1940 Act and any laws, rules and regulations of government authorities having jurisdiction.
  B.  Distributions
      The Spoke Fund shall promptly inform the Company of the declaration of any dividend or distribution on account of any of the Spoke Fund's Interests.

ARTICLE 12. COMPENSATION AND EXPENSES.
  A.  Annual Fee
      For performance by the Company pursuant to Section Two of this Agreement, the Funds agree to pay the Company an annual maintenance fee for each Investor or Shareholder account as agreed upon between the parties and as may be added to or amended from time to time.
      Such fees may be changed from time to time subject to written agreement between the Funds and the Company.
  B.  Reimbursements
      In addition to the fee paid under Article 12A above, the Funds agree to reimburse the Company for out-of-pocket expenses or advances incurred by the Company for the items agreed upon between the parties, as may be added to or amended from time to time. In addition, any other expenses incurred by the Company at the request or with the consent of the Funds, will be reimbursed by the appropriate Fund.
  C.  Payment
      The compensation and out-of-pocket expenses shall be accrued by the Funds and shall be paid to the Company no less frequently than monthly, and shall be paid daily upon request of the Company. The Company will maintain detailed information about the compensation and out-of-pocket expenses by Fund.
  D. Any schedule of compensation agreed to hereunder, as may be adjusted from time to time, shall be dated and signed by a duly authorized officer of the Funds and a duly authorized officer of the Company.
ARTICLE 13. ASSIGNMENT OF SHAREHOLDER RECORDKEEPING.
  Except as provided below, no right or obligation under this Section Two may be assigned by either party without the written consent of the other party.
  A. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.
  B. The Company may without further consent on the part of the Funds subcontract for the performance hereof with such other provider of services duly registered as a transfer agent under Section 17A(c)(1) as Company shall select; provided, however, that the Company shall be as fully responsible to the Trust for the acts and omissions of any subcontractor as it is for its own acts and omissions; or
  C. The Company shall upon instruction from the Funds subcontract for the performance hereof with an Agent selected by the Trust, or a provider of services selected by Company, as described above; provided, however, that the Company shall in no way be responsible to the Funds for the acts and omissions of the Agent.
SECTION THREE: CUSTODY SERVICES PROCUREMENT.
ARTICLE 14.    APPOINTMENT.
  The Funds hereby appoint Company as its agent to evaluate and obtain custody services from a financial institution that (i) meets the criteria established in Section 17(f) of the 1940 Act and (ii) has been approved by the Boards of the Funds as being eligible for selection by the Company as a custodian (the "Eligible Custodian"). The Company accepts such appointment.
ARTICLE 15.    THE COMPANY AND ITS DUTIES.
  Subject to the review, supervision and control of each Fund's Board, the Company shall:
  A. evaluate the nature and the quality of the custodial services provided by the Eligible Custodian;
  B. employ the Eligible Custodian to serve on behalf of the Funds as Custodian of the Funds' assets substantially on the terms approved by the Fund Boards;
  C. negotiate and enter into agreements with the Eligible Custodians for the benefit of the Funds, with the Funds as a party to each such agreement. The Company shall not be a party to any agreement with any such Custodian;
  D. establish procedures to monitor the nature and the quality of the services provided by the Eligible Custodians;
  E. continuously monitor the nature and the quality of services provided by the Eligible Custodians; and
  F. periodically provide to the Funds (i) written reports on the activities and services of the Eligible Custodians; (ii) the nature and amount of disbursement made on account of the Funds with respect to each custodial agreement; and (iii) such other information as each Fund's Board shall reasonably request to enable it to fulfill its duties and obligations under Sections 17(f) and 36(b) of the 1940 Act and other duties and obligations thereof.
ARTICLE 16.    FEES AND EXPENSES.
  A.  Annual Fee
      For the performance by the Company pursuant to Section Three of this Agreement, the Funds agree to pay the Company an annual fee as agreed upon between the parties.
  B.  Reimbursements
      In addition to the fee paid under Section 15A above, the Funds agree to reimburse the Company for out-of-pocket expenses or advances incurred by the Company for the items agreed upon between the parties, as may be added to or amended from time to time. In addition, any other expenses incurred by the Company at the request or with the consent of the Funds, will be reimbursed by the appropriate Fund.
  C.  Payment
      The compensation and out-of-pocket expenses shall be accrued by the Funds and shall be paid to the Company no less frequently than monthly, and shall be paid daily upon request of the Company. The Company will maintain detailed information about the compensation and out-of-pocket expenses by the Funds.
  D. Any schedule of compensation agreed to hereunder, as may be adjusted from time to time, shall be dated and signed by a duly authorized officer of the Funds and a duly authorized officer of the Company.
SECTION FOUR: GENERAL PROVISIONS.
ARTICLE 17. DOCUMENTS.
  A. In connection with the appointment of the Company under this Agreement, the Funds shall file with the Company the following documents:
      (1) A copy of the Declarations of Trust and By-Laws of the Funds and all amendments thereto;
      (2) A copy of the resolution of the Boards of the Funds authorizing this Agreement;
       (3) All account application forms and other documents relating to Investor and Shareholder accounts; and
      (4)  A copy of the current Prospectus for each Fund.
  B. The Funds will also furnish from time to time the following documents:
      (1) Each resolution of the Boards of either Fund authorizing the original issuance of each Fund's Interests or Shareholder Interests ;
      (2) Each Registration Statement filed with the SEC and amendments thereof and orders relating thereto in effect with respect to the sale of Interests or Shareholder Interests of the Funds;
      (3) A certified copy of each amendment to the governing document and the By-Laws of the Funds;
      (4) Certified copies of each vote of either Board authorizing officers to give Proper Instructions to the Eligible Custodians and agents for fund accountant, custody services procurement, and recordkeeping or transfer agency services;
       (5) Such other documents or opinions which the Company may, in its discretion, deem necessary or appropriate in the proper performance of its duties; and
      (6)  Revisions to the Prospectus of each Fund.
ARTICLE 18. REPRESENTATIONS AND WARRANTIES.
  A.  Representations and Warranties of the Company
      The Company represents and warrants to the Funds that:
      (1) It is a business trust duly organized and existing and in good standing under the laws of the State of Delaware.
      (2) It is duly qualified to carry on its business in the State of Delaware.
      (3) It is empowered under applicable laws and by its Declaration of Trust and by-laws to enter into and perform this Agreement.
      (4) All requisite corporate proceedings have been taken to authorize it to enter into and perform its obligations under this Agreement.
      (5) It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.
      (6) It is in compliance with federal securities law requirements and in good standing as a transfer agent.
      (7) It has obtained all required approvals from all government or regulatory authorities necessary to enter into this arrangement and to provide the services contemplated herein.

  B.  Representations and Warranties of the FIP and FIT
      FIP and FIT represent and warrant to the Company that:
      (1) They are investment companies duly organized and existing and in good standing under the laws of their state of organization;
      (2) They are empowered under applicable laws and by their Declarations of Trust and By-Laws to enter into and perform its obligations under this Agreement;
      (3) All corporate proceedings required by said Declarations of Trust and By-Laws have been taken to authorize it to enter into and perform its obligations under this Agreement;
      (4) The Funds are open-end investment companies registered under the 1940 Act; and
  C.  Representation and Warranty of the Spoke Fund
      (5) The Spoke Fund represents and warrants that a registration statement under the 1933 Act will be effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shareholder Interests of the Spoke Fund being offered for sale.
ARTICLE 19. STANDARD OF CARE AND INDEMNIFICATION.
  A.  Standard of Care
      The Company shall be held to a standard of reasonable care in carrying out the provisions of this Contract. The Company shall be entitled to rely on and may act upon advice of counsel (who may be counsel for either of the Funds) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice, provided that such action is not in violation of applicable federal or state laws or regulations, and is in good faith and without negligence.
  B.  Indemnification by the Funds
      The Company shall not be responsible for and the Funds shall indemnify and hold the Company, including its officers, directors, shareholders and their agents employees and affiliates, harmless against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to:
      (1) The acts or omissions of any Eligible Custodian, Adviser, Sub-adviser or other party contracted by or approved by the Funds,
      (2) The reliance on or use by the Company or its agents or subcontractors of information, records and documents in proper form which
           (a) are received by the Company or its agents or subcontractors and furnished to it by or on behalf of the Funds, their Shareholders or Investors regarding the purchase, redemption or transfer of Interests or Shareholder Interests and Investor and Shareholder account information;
           (b) are received by the Company from independent pricing services or sources for use in valuing the assets of the Funds; or
           (c) are received by the Company or its agents or subcontractors from Advisers, Sub-advisers or other third parties contracted by or approved by the Funds for use in the performance of services under this Agreement;
           (d) have been prepared and/or maintained by the Funds or their affiliates or any other person or firm on behalf of the Funds.
      (3) The reliance on, or the carrying out by the Company or its agents or subcontractors of Proper Instructions of the Funds.
      (4) The offer or sale of Interests in violation of any requirement under the federal securities laws or regulations; or the offer or sale of Shareholder Interests in violation of such federal securities laws or the securities laws of any state requiring that Shareholder Interests be registered in such state; or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shareholder Interests in such state.
           Provided, however, that the Company shall not be protected by this Article 18.B. from liability for any act or omission resulting from the Company's willful misfeasance, bad faith, negligence or reckless disregard of its duties of failure to meet the standard of care set forth in 18.A. above.
  C.  Reliance
      At any time the Company may apply to any officer of the Funds for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Company under this Agreement, and the Company and its agents or subcontractors shall not be liable and shall be indemnified by the appropriate Fund for any action reasonably taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel provided such action is not in violation of applicable federal or state laws or regulations.
  D.  Notification
      In order that the indemnification provisions contained in this
      Article 18 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.
ARTICLE 20. TERMINATION OF AGREEMENT.
  This Agreement may be terminated by either party upon one hundred twenty
(120) days written notice to the other. Should the Funds exercise their right to terminate, all out-of-pocket expenses associated with the movement of records and materials will be borne by the appropriate Fund. Additionally, the Company reserves the right to charge for any other reasonable expenses associated with such termination. The provisions of
Article 19 shall survive the termination of this Agreement.
ARTICLE 21. AMENDMENT.
  This Agreement may be amended or modified by a written agreement executed by the parties.
ARTICLE 22. INTERPRETIVE AND ADDITIONAL PROVISIONS.
  In connection with the operation of this Agreement, the Company and the Funds may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by all parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of their Declarations of Trust. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.
ARTICLE 23. GOVERNING LAW.
  This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts
ARTICLE 24. NOTICES.
  Except as otherwise specifically provided herein, Notices and other writings delivered or mailed postage prepaid to the Funds at Federated Investors Tower, Pittsburgh, Pennsylvania, 15222-3779, or to the Company at Federated Investors Tower, Pittsburgh, Pennsylvania, 15222-3779, or to such other address as the Trust or the Company may hereafter specify, shall be deemed to have been properly delivered or given hereunder to the respective address.
ARTICLE 25. COUNTERPARTS.
  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.
ARTICLE 26. LIMITATIONS OF LIABILITY OF TRUSTEES AND SHAREHOLDERS OF
              THE TRUST.
  The execution and delivery of this Agreement have been authorized by the Trustees of the Funds and signed by an authorized officer of the Funds, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the Trustees, Investors or Shareholders of the Funds, but bind only the appropriate property of the Funds, as provided in the Declaration of Trust.
ARTICLE 27. LIMITATIONS OF LIABILITY OF TRUSTEES AND SHAREHOLDERS OF
              THE COMPANY.
  The execution and delivery of this Agreement have been authorized by the Trustees of the Company and signed by an authorized officer of the Company, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the Trustees or Shareholders of the Company, but bind only the property of the Company as provided in the Declaration of Trust.
ARTICLE 28. ASSIGNMENT.
  This Agreement and the rights and duties hereunder shall not be assignable with respect to the Funds by any of the parties hereto except by the specific written consent of the other party.
ARTICLE 29. MERGER OF AGREEMENT.
  This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written.
ARTICLE 30. SUCCESSOR AGENT.
  If a successor agent shall be appointed by for either of the Funds, the Company shall upon termination of this Agreement deliver to such successor agent at the office of the Company all properties of the Fund(s) held by it hereunder. If no such successor agent shall be appointed, the Company shall at its office upon receipt of Proper Instructions deliver such properties in accordance with such instructions.
  In the event that no written order designating a successor agent or Proper Instructions shall have been delivered to the Company on or before the date when such termination shall become effective, then the Company shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $2,000,000, all properties held by the Company under this Agreement. Thereafter, such bank or trust company shall be the successor of the Company under this Agreement.
ARTICLE 31. FORCE MAJEURE.
  The Company shall have no liability for cessation of services hereunder or any damages resulting therefrom to the Funds as a result of work stoppage, power or other mechanical failure, natural disaster, governmental action, communication disruption or other impossibility of performance.
ARTICLE 32. ASSIGNMENT; SUCCESSORS.
  This Agreement shall not be assigned by any party without the prior written consent of the other party, except that either party may assign to a successor all of or a substantial portion of its business, or to a party controlling, controlled by, or under common control with such party. Nothing in this Article 31 shall prevent the Company from delegating its responsibilities to another entity to the extent provided herein.
ARTICLE 33. SEVERABILITY.
  In the event any provision of this Agreement is held illegal, void or unenforceable, the balance shall remain in effect.
  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first above written.


ATTEST:                            FEDERATED INVESTMENT PORTFOLIOS
                                   FEDERATED INVESTMENT TRUST

                                   By



ATTEST:                            FEDERATED SERVICES COMPANY